UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2017

Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

5200 Illumina Way, San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

(858) 202-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d)
On November 2, 2017, the Board of Directors (the “Board”) of Illumina, Inc. (the “Company”) increased the size of the Board from nine to ten members and elected Gary S. Guthart, Ph.D., to serve on the Board beginning December 1, 2017. Dr. Guthart has been assigned to serve in the class of directors standing for election at the Company’s 2018 annual meeting of stockholders, which currently includes Blaine Bowman, Jay Flatley, and John Thompson, and, consistent with the Company’s Corporate Governance Guidelines, Dr. Guthart will stand for election by the Company’s stockholders at the Company’s 2018 annual meeting of stockholders to serve for a three-year term commencing with such meeting. There is no arrangement or understanding between Dr. Guthart and any other person pursuant to which he was selected as a director. In addition, Dr. Guthart is not a party to any transaction with the Company reportable under Item 404(a) of Regulation S-K under the Securities Act of 1933. Dr. Guthart will participate in the non-employee director compensation programs described under “Director Compensation” in the Company’s proxy statement filed on April 14, 2017.

A copy of the press release announcing the appointment of Dr. Guthart is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	November 8, 2017	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
99.1	Press release dated November 8, 2017